Exhibit (1)

                                              EXECUTION COPY


                      EASTMAN KODAK COMPANY
                   (a New Jersey corporation)


                         Debt Securities


                     UNDERWRITING AGREEMENT


                                  Dated:  October 7, 2003


To:  Eastman Kodak Company
     343 State Street
     Rochester, New York 14650-0218

Ladies and Gentlemen:

     We (the "Managers") are acting on behalf of the underwriters (including ourselves) named below (the "Underwriters"), and we understand that Eastman Kodak Company, a New Jersey corporation (the "Company"), proposes to issue and sell $500,000,000 aggregate principal amount of its 7.25% Senior Notes due 2013 (the "Underwriters' Securities"). The Company may at its option create and issue additional securities with the same terms as the Underwriters' Securities being purchased and sold pursuant to this Underwriting Agreement so that the additional securities will form a single series with the Underwriters' Securities.

     Subject to the terms and conditions set forth or incorporated by reference herein, the Company agrees to sell, and the Underwriters severally agree to purchase, the principal amount of Underwriters' Securities set forth opposite their names below at the purchase price set forth below.



     Underwriter                              Principal
                                               Amount

     Citigroup Global Markets Inc.           $ 200,000,000
     Lehman Brothers Inc.                      200,000,000
     Scotia Capital (USA) Inc.                  10,000,000
     BNP Paribas Securities Corp.               10,000,000
     HSBC Securities (USA) Inc.                 10,000,000
     Morgan Stanley & Co. Incorporated          10,000,000
     Deutsche Bank Securities Inc.              10,000,000
     U.S. Bancorp Piper Jaffray Inc.            10,000,000
     ABN AMRO Incorporated                       5,000,000
     Barclays Bank PLC                           5,000,000
     BNY Capital Markets, Inc.                   5,000,000
     ING Financial Markets LLC                   5,000,000
     McDonald Investments Inc.                   5,000,000
     Mizuho International plc                    5,000,000
     PNC Capital Markets, Inc.                   5,000,000
     Daiwa Securities SMBC Europe Limited        5,000,000

Total                                        $ 500,000,000

     The Underwriters will pay for such Underwriters'
Securities in same day funds upon delivery thereof to Citigroup Global Markets Inc. on the Closing Date.


     The Underwriters' Securities shall have the following terms:

Title:                        7.25% Senior Notes due 2013

Rank:                         Unsecured and unsubordinated

Aggregate principal amount:   $500,000,000

Denomination:                 $1,000 and integral multiples
                              of $1,000

Currency of payment:          U.S. dollars

Interest rate:                7.25% per year

Interest payment dates:       Each May 15 and November 15,
                              beginning on May 15, 2004.
                              (Interest accrues from October
                              10, 2003).

Regular record dates:         May 1 and November 1

Stated maturity:              November 15, 2013

Redemption provisions:        None

Sinking fund requirements:    None

Listing requirements:         None

Fixed or Variable Price
 Offering:                   Fixed Price Offering

Public offering price:        99.879% of the principal amount

Purchase price:               99.229% of the principal amount

Form:                         Book-entry form

Other terms and conditions:   None

Closing Date and location:    10:00 a.m., October 10, 2003 at
                              the offices of Sidley Austin
                              Brown & Wood llp, 787 Seventh
                              Avenue, New York, New York
                              10019.

Notices: All communications hereunder will be in writing and effective only on receipt, and, if sent to the Managers, will be mailed, delivered or telefaxed to Citigroup Global
                              Markets Inc., Attention:
                              General Counsel, 388 Greenwich
                              Street, New York, New York
                              10013 (Fax Number:  (212) 816-
                              7912), and to Lehman Brothers
                              Inc., Attention:  Debt Capital
                              Markets, Consumer Products
                              Group, 745 Seventh Ave, New
                              York, NY 10019 with a copy to
                              General Counsel and Syndicate
                              Registration, 399 Park Avenue,
                              New York, New York 10022 (Fax
                              Number:  (212) 526-0943), or,
                              if sent to the Company, will be
                              mailed, delivered or telefaxed
                              to Eastman Kodak Company, 343
                              State Street, Rochester, New
                              York 14650-0218, Attention:
                              Office of the Corporate
                              Secretary (Fax No:  (585) 724-
                              9549).

     All of the provisions contained in the document attached as Annex I hereto entitled "Eastman Kodak Company Underwriting Agreement Standard Provisions (Debt)" dated September 5, 2003 (the "Standard Provisions") are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Standard Provisions or the Prospectus Supplement dated October 7, 2003 relating to the Underwriters' Securities. Each reference to Underwriters in the Standard Provisions so incorporated herein by reference shall be deemed to refer to the Underwriters as defined in this Underwriting Agreement.

     Please accept this offer by signing a copy of this Underwriting Agreement in the space set forth below and returning the signed copy to us.

                    Very truly yours,
                    Acting severally on behalf of themselves and the several Underwriters named herein

                    CITIGROUP GLOBAL MARKETS INC.

                    By
                      Authorized Signatory


                    LEHMAN BROTHERS INC.

                    By
                      Authorized Signatory



Accepted:

EASTMAN KODAK COMPANY


By _________________________________________
  Authorized Signatory